Exhibit 10.13

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLETS MARKETING RIGHTS AGREEMENT

This TABLETS MARKETING RIGHTS AGREEMENT (the “Agreement”) is dated March 10, 2010 (the “Effective Date” as that term is defined in Section 1.6 below), by and between Argent Development Group, LLC, a California limited liability company with mailing address of P.O. Box 4531, Mountain View, CA 94040 (“Argent”), and Vertical Pharmaceuticals, Inc., a New Jersey corporation with offices at 2400 Main Street Extension, Suite 6, Sayreville, New Jersey 08872 (“Vertical”).

WITNESSETH

WHEREAS, Argent, among other things, has obtained, from the Contract Manufacturer (as defined in Section 1.5 below), the exclusive worldwide distribution and commercialization rights for the following pharmaceutical products: Chlorzoxazone 375mg tablets (the “375 Product”) and Chlorzoxazone 750mg (the “750 Product”) (collectively, the “Products”); and

WHEREAS, a Suitability Petition (Docket No. 2005P-0044) was filed with the FDA (as that term is defined in Section 1.7 below) for the 375 Product and approved on April 8, 2005 and Suitability Petition (Docket No. 1991P-0153) was filed with the FDA for the 750 Product and approved on June 3, 1992 (the “Petitions”) requesting permission from the FDA to file one or more ANDAs (as that term is defined in Section 1.3 below) for the Products; and

WHEREAS, Mikart, Inc. (the Contract Manufacturer as defined in Section 1.5 below, and thus hereinafter will be called “Mikart”) has completed the development for the Products and has filed one AND A (No. 40-861) covering both Products on February 20, 2007 with the FDA; and

WHEREAS, Vertical has experience and capability in the marketing and distribution of pharmaceutical products in the Territory (as that term is defined in Section 1.15 below) and desires to distribute the Products (as that term is defined above and in Section 1.13 below) in the Territory; and

WHEREAS, Argent and Mikart entered into a Master Product Development Agreement dated June 7, 2005 (the “Product Development Agreement”) pertaining to, among other things, the development and commercialization of the Products, wherein it was agreed that Mikart would be the owner of the ANDA pertaining to the Products and Mikart granted Argent an exclusive right to market and distribute the Products throughout the world under Mikart’s Approval (as that term is defined in Section 1.3 below) for the Products, including the right to transfer such exclusive rights to one or more marketing companies; and

WHEREAS, Argent and Vertical wish to enter into an agreement for the exclusive marketing and commercialization of the Products in the Territory under the terms and conditions set forth in this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NOW, THEREFORE, for good and valuable consideration, and the covenants, conditions, and undertakings hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

1.                                      Definitions. In addition to various terms defined throughout this Agreement, the following capitalized terms shall have the meanings set forth below:

1.1                               “Act” means the Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended from time to time, and the regulations promulgated thereunder.

1.2                               “Affiliate” means any entity directly or indirectly controlled by, controlling or under common control with a party hereto. “Control” for the purposes hereof shall mean the ownership or holding of Fifty Percent (50%) or more of the voting stock or other voting interests in such entity or such other relationship as, in fact, constitutes actual control.

1.3                               “Approval” means FDA approval of the Products pursuant to the FDA’s abbreviated new drug application (“ANDA”) process for the ANDA filed by the Contract Manufacturer for the Products.

1.4                               “Approval Date” means the date that the FDA permits the initial sale of the Products in the Territory pursuant to the Approval of the ANDA filed by the Contract Manufacturer for the Products.

1.5                               “Contract Manufacturer” means one or more third party(ies) that may be engaged by Argent and/or Vertical to manufacture the Products, as provided for in Section 4 of this Agreement, specifically, as of the Effective Date hereof, Mikart, Inc., with offices at 1750 Chattahoochee Ave, Atlanta, Georgia 30318.

1.6                               “Effective Date” means the date, following Argent’s execution of this Agreement, that Vertical executes this Agreement.

1.7                               “FDA” means the United States Food and Drug Administration or any successor agency.

1.8                               “First Position Commitment” means the requirement for the Vertical sales representatives to deliver personal sales presentations, in support of the promotion of the Products to target physicians in the Territory, as a first product detail on each such call during the First Position Commitment Period (as that term is defined below in Section 1.9). For the avoidance of doubt, a first product detail means the first product discussion that takes place on a sales presentation call by a Vertical sales representative with a target physician for any products (including, without limitation, the Products) in the Territory.

1.9                               First Position Commitment Period” means the [***] period commencing upon the Launch Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.10                        “Gross Sales” means, for Products, whether brand or generic, sold hereunder by Vertical or any Affiliate of Vertical to non-Affiliated third parties (individually, a “Customer” and collectively, the “Customers”), the total invoiced sales prices for the Products.

1.11                        “Launch” means commencement of personal sales presentations to target physicians in the Territory for the Products by Vertical, and the first date on which such presentations are made by Vertical shall be the “Launch Date”.

1.12                        “Net Sales” means an amount equal to the total Gross Sales of the Products sold hereunder by Vertical or any Affiliate of Vertical to Customers, after deduction of the following items:

(a)                                 transportation and insurance charges related to the delivery of the Products to Customers;

(b)                                 payment term discounts actually allowed and taken by Customers to the extent customary in the trade;

(c)                                  any service fees actually paid to Customers as a requirement for the stocking and subsequent re-distribution of the Products;

(d)                                 credits or allowances given or made to Customers for rejection or return of the Products to Vertical by Customers;

(e)                                  any tax or other governmental charge levied directly on the sale, transportation or delivery of the Products to Customers and borne by Vertical; and

(f)                                   chargebacks and rebates actually allowed and taken to the extent customary in the trade to managed care health organizations, federal and state government agencies, and/or other purchasers and/or reimbursers of the Products, including, for example, without limitation, group purchasing organization administration fees;

all such deductions being supported by written documentation provided by Vertical in the royalty reports to be submitted to Argent pursuant to Section 8.4 below. For the avoidance of doubt, the deductions provided for in this Section 1.12 must consist of actual allowances, fees, payments, credits, rebates, chargebacks and/or discounts directly taken and attributable to a Customer during the reportable royalty period as specified in Section 8.6 hereof. Accounting accruals or payments, rebates, reimbursements or other consideration of any type whatsoever to non-Customers, without regard for Vertical’s normal financial reporting procedures, are not considered allowable deductions under this Section 1.12.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A attached hereto sets forth in chart format the deductions from Gross Sales that are permitted hereby as set forth above in this Section 1.12 to arrive at a determination of Net Sales upon which the royalty as set forth in Section 8.3.1 will be calculated.

Product will be considered sold when a shipment thereof is invoiced by Vertical to its Customer, if such invoice is made within ten (10) business days after any Product is shipped to such Customer; if not, then when the shipment is received by such Customer. The distribution of reasonable quantities of free promotional samples of the Products (in amounts agreed upon in writing by Argent and Vertical) shall not be considered a sale of the Products for royalty purposes.

1.13                        “Products” means collectively the 375 Product and the 750 Product, labeled as brand or generic.

1.14                        “Proprietary Information” means all financial information, marketing information, both historic and prospective information, sales information, customer information, including customer lists, raw materials, know-how, drawings, compositions, manufacturing and other specifications, analytical procedures, flow sheets, reports, market studies, preclinical and clinical test results, FDA and other regulatory submissions, software and other medical, research, technical, and marketing information disclosed, directly or indirectly, by either party to the other party, information designated “Confidential,” “Proprietary” or the like, or information that by its nature is information normally intended to be held in confidence. Proprietary will not include information (a) in the public domain at the time of disclosure, (b) published or otherwise part of the public domain after disclosure other than by breach of this Agreement by the receiving party, (c) already known by the receiving party at the time of disclosure and not acquired, directly or indirectly, from the disclosing party or anyone on behalf of the disclosing party, provided that the source of such information was not known by the receiving party or any of its representatives to be bound by a confidentiality agreement with respect to such information, and such prior knowledge is properly demonstrated by the receiving party’s written records, or (d) lawfully provided to the receiving party by a third party who did not require the receiving party to hold the same in confidence and who did not acquire such information, directly or indirectly, from the disclosing party or anyone on behalf of the disclosing party as demonstrated by the receiving party’s written records.

1.15                        “Territory” means the United States of America and all its territories and possessions.

2.                                      Development and Regulatory Approval.

2.1                               Development. Argent represents to Vertical (and this information can and should be verified by Vertical with Mikart) that the development for the Products has been sufficiently completed to enable Mikart to file the ANDA with the FDA.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Vertical acknowledges that there can be no guarantee that the FDA will not require Mikart to conduct additional development work before it issues its Approval, and no commitment should be made by Vertical to any third party that is inconsistent with this acknowledgment.

2.2                               Regulatory Approval. Argent and Vertical acknowledge and agree that: (a) the Contract Manufacturer shall be the holder of the ANDA for the Products; (b) the Contract Manufacturer has filed the ANDA for the Products with the FDA; (c) the Contract Manufacturer and Argent are responsible for the Approval of the Products in the United States; and (d) the Contract Manufacturer shall maintain the approved ANDA in full compliance with all relevant provisions of the Act. The regulatory responsibilities of the Contract Manufacturer, as it relates to the Products, will be more fully delineated in the Supply Agreement (as that term is defined in Section 4 below) that will be executed by Vertical and the Contract Manufacturer for the Products. Vertical acknowledges there are risks inherent in the regulatory processes for the Products and that there can be no guarantee that the Contract Manufacturer will be able to obtain or maintain the Approval, and no commitment should be made by Vertical to any third party that is inconsistent with this acknowledgment.

2.3                               Reporting. Argent shall immediately notify Vertical in writing if it receives any information in writing from the Contract Manufacturer specifically naming the Products that the Approval, when obtained for the Products, may be thereafter withdrawn by the FDA.

3.                                      Distribution of Product.

3.1                               Grant. Subject to the terms and conditions set forth in this Agreement, Argent hereby grants to Vertical an exclusive and perpetual marketing right under Mikart’s Approval to offer for sale, sell, market, promote, distribute, and otherwise transfer, dispose, provide, and place (“sell”) the Products in the Territory. Vertical shall have the right, in its sole discretion, to distribute the Products directly or through one or more sub-distributors. It is expressly understood by Vertical that the marketing rights granted under this Section 3.1 by Argent to Vertical do not give Vertical the right to grant additional marketing rights nor enter into any co-promotion or co-marketing agreements for the Products with any non-Affiliated third party, unless the parties hereto agree otherwise in writing. Moreover, Vertical’s marketing rights do not give Vertical the right to transfer its marketing rights to any non-Affiliated third party without the prior written consent of Argent as set forth in Section 12.7 below. The word “perpetual” as used above in this Section 3.1 and in Sections 8.3.1 and 11.1 below is subject to the understanding that the initial term of the Product Development Agreement between Mikart and Argent is fifteen (15) years from its effective date of June 7, 2005 and that such Product Development Agreement is stated to be automatically renewed for five (5)-year renewal terms unless terminated upon at least two (2) years written notice from one party to the other, and that for so long

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

as such Product Development Agreement remains in full force and effect with respect to the Product, Vertical’s marketing rights hereunder, unless terminated pursuant to Section 11 below, will be “perpetual”.

3.2                               Performance Criteria. Vertical shall be responsible, at its sole cost and expense, for all manufacturing of the Products, pursuant to the provisions of Section 4 ‘ hereof, any costs related to additional process-validation activities, if any, the annual stability study activities related to the Products after the FDA has approved the AND A, regulatory matters related to the commercial sale of the Products, and all promotion and distribution related to the commercialization of the Products in the Territory. Upon the Launch of the Products by Vertical, and continuing for a period of [***] following Launch, Vertical shall, in good faith and without undue delay, have a minimum of at least [***] sales representatives assigned to actively detail the Products in accordance with the First Position Commitment, as defined in Section 1.8 hereof. Commencing with the [***] following the Launch of the Products, Vertical shall have a minimum of [***] sales representatives assigned to actively detail the Products in accordance with the First Position Commitment and shall maintain at least that number of sales representatives throughout the Term (as that term is defined in Section 11.1 below) hereof (except as set forth below) (the “Minimum Promotion Commitment”). Vertical’s Launch shall comprise efforts no less rigorous than those efforts that Vertical customarily expends to commercialize its other products similar to the Products. Vertical shall Launch the Products as soon as possible following the Approval Date of the ANDA pertaining to the Products, but in no case later than sixty (60) days after such Approval Date, subject to its ability to obtain sufficient quantities of the Product(s) from the Contract Manufacturer to allow a Launch subject to the terms of this Section 3.2. The Minimum Promotion Commitment (including the First Position Commitment for the First Position Commitment Period) shall be maintained until the commercial sale of a Generic Equivalent Product in the Territory by a non-Affiliated third party. For the avoidance of doubt, a “Generic Equivalent Product” is defined to be a product that must be approved by the FDA pursuant to the FDA’s ANDA process and that must carry a generic equivalency rating of “AA” to the Products. If a Generic Equivalent Product is sold commercially in the Territory and then subsequently withdrawn, with no other Generic Equivalent Product being sold commercially in the Territory, then Vertical will, in good faith and without undue delay, once again comply with the foregoing Minimum Promotion Commitment as soon as is it practical to do so. If the First Position Commitment is interrupted for any reason permitted hereunder (e.g., a Product supply interruption as set forth in Section 4.2 below or an event of Force Majeure as set forth in Section 12.11 below) before Vertical has complied therewith in full for the entire First Position Commitment Period, then that obligation shall be reinstated as soon as possible after such interruption until Vertical has complied in full with such obligation for an aggregate of the [***] of the First Position Commitment Period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3                               Generic Versions of the Products by Vertical. Argent understands that Vertical, or Vertical’s Affiliate, Trigen Laboratories, Inc., may wish to market its own generic versions of the Products, which initially will be marketed by Vertical solely as branded versions. Vertical agrees to do so only when Vertical believes in good faith, based upon credible market information, that a Generic Equivalent Product is on, or is expected to shortly come into, the market in the Territory. At such time, Argent understands that Vertical could have both branded and generic sales of the Products in the Territory.

4.                                      Product Manufacturing.

4.1                               Supply Agreement. The Product Development Agreement requires that, as a condition of entering into a marketing agreement with any marketing company, Argent require the marketing company to enter into an exclusive manufacturing agreement with the Contract Manufacturer, once again, in this case, Mikart. Accordingly, Argent hereby acknowledges and agrees that Vertical’s duties and obligations hereunder are dependent upon Vertical’s ability to obtain and maintain an adequate supply of the Products from the Contract Manufacturer. Accordingly, Argent shall cooperate with Vertical to ensure that a long-term supply agreement is executed between Vertical and the Contract Manufacturer with respect to the Products (“Supply Agreement”), provided, however, that the Products shall only be delivered to Vertical or its Customers (or Vertical’s sub-distributors) and not to or on behalf of Argent. The terms and conditions governing Vertical’s responsibilities related to the supply of the Products to Vertical by the Contract Manufacturer shall be more fully delineated in the Supply Agreement between Vertical and the Contract Manufacturer. Argent shall not be obligated to enter into this Agreement until both Vertical and Mikart have notified Argent in writing that they are each prepared to, and will, enter into the Supply Agreement at the same time that Argent and Vertical will be entering into this Agreement.

4.2                               Transfer of Supply Agreement. Argent and Mikart have agreed in the Product Development Agreement that, should Mikart be unable or unwilling to continue to fulfill its obligations to manufacture and supply the Products, Mikart will cooperate with Argent and/or Argent’s transferee(s) to effect an orderly transfer of the manufacturing for the Products to an alternate third-party contract manufacturer mutually acceptable to the parties. Any such transfer will be undertaken in a manner that attempts to minimize the potential for supply disruption for the Products, and the Supply Agreement between Mikart and Vertical shall state specifically that all costs incurred in such transfer shall be paid by Mikart and Vertical shall not be responsible for same (nor shall Argent). As all of the manufacturing information pertaining to the Products has been developed by Mikart and has been incorporated in (or will be incorporated in) its regulatory filings, such information is considered under the confidentiality provisions of the Product Development Agreement to be the confidential information of Mikart. However, as set forth in Section 8.3.4 below, in the event that supply of the Products from the Contract Manufacturer ceases or is disrupted for more than

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ninety (90) days or in a manner that significantly affects Vertical’s sales of the Products, then Vertical’s obligations under this Agreement (other than the submission of royalty reports and payments under Section 8.4 below) shall be suspended until there is a resumption of supply (or sufficient supply) by the Contract Manufacturer or there is a transfer of the manufacturing duties for the Products to an alternate third-party contract manufacturer mutually acceptable to the parties, and Vertical’s other obligations under this Agreement shall be extended for a period of time equal to any period of suspension. For the avoidance of doubt, a condition precedent to Mikart’s obligation to transfer the manufacturing for the Products to an alternate third-party contract manufacturer mutually acceptable to the parties shall be the existence of a Supply Agreement for the Products between Vertical and Mikart in which Vertical is not in material breach of the provisions thereof.

5.                                      Marketing and Support Activities.

5.1                               Marketing Meetings; Reports. Following the Launch of the Products by Vertical, representatives of Argent and Vertical shall meet at least quarterly to discuss Vertical’s marketing plans and other information concerning the ongoing commercialization of the Products. Vertical shall provide information available to it about the Products and its ability to compete with other products for related uses and to meet customer needs. Vertical shall provide Argent information regarding sales of the Products, including but not limited to such information as pricing trends on a national basis.

5.2                               Packaging, Tooling and Labeling. Vertical, at Vertical’s sole expense, and in conjunction with the Contract Manufacturer, shall develop all packaging, tooling, labeling, and package inserts for the Products. All such packaging, tooling, labeling, and package inserts shall comply with applicable FDA requirements.

5.3                               Trademarks. Vertical agrees to file all applications necessary to register its brand name(s) for the Products for trademark protection (the “Trademarks(s)”) with the United States Patent and Trademark Office not later than sixty (60) days prior to the date of first commercial sale by Vertical of the Products in the Territory. Vertical shall be the sole and exclusive owner of all right, title and interest in and to such Trademark(s) for the Product. Vertical further agrees, at its sole expense, to prosecute and/or defend any claim of infringement that may arise as a result of the use of the Trademark(s) in accordance with this Agreement and to hold Argent harmless with respect thereto. In accordance with the provisions of Section 11 of this Agreement, as they relate to the Trademark(s) used by Vertical for the Products, Vertical agrees to promptly execute any documents that Argent asserts are needed to transfer all rights in the Trademark(s) to Argent in consideration of Argent’s agreement to pay the Trademark Royalty (as that term is defined in Section 11.5 below) for such Trademark(s).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.                                      Compliance. Vertical shall maintain, or cause to be maintained, all complaint files and other records required to be maintained by the FDA and other regulatory agencies with respect to the Products supplied to Vertical by the Contract Manufacturer. Vertical and the Contract Manufacturer shall be responsible for compliance with all necessary regulatory reporting requirements for the Products. Specific reporting obligations of Vertical and the Contract Manufacturer shall be more fully delineated in the Supply Agreement.

7.                                      Product Warranty and Limitation of Liability.

7.1                               No Warranty. ARGENT GRANTS NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ARGENT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT.

7.2                               Limitation of Liability. EXCEPT AS PROVIDED FOR IN SECTION 10.3 BELOW, IN NO EVENT SHALL ARGENT BE LIABLE TO VERTICAL FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE AGGREGATE LIABILITY OF ARGENT FOR DAMAGES UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION AND/OR THE LEGAL THEORY ALLEGED, SHALL BE LIMITED TO [***].

8.                                      Consideration for Grant of Marketing Rights.

8.1                               Fixed Payments. As consideration for the marketing rights granted to Vertical hereunder, Vertical shall pay to Argent certain fixed payments as follows.

8.1.1                                   a signing payment of [***] due on the Effective Date; and

8.1.2                                   the sum of [***] to be paid in [***] equal monthly payments of [***] each month commencing on the first day of the first month following the Approval Date for the Products.

8.2                               Prompt Ordering of Product. Vertical shall, not later than ten (10) business days after the Approval Date, submit binding purchase orders to the Contract Manufacturer for such quantities of the Products as are needed to commercialize the Products in the Territory. However, Vertical shall, at a minimum, submit binding purchase orders to the Contract Manufacturer in quantities sufficient to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

cover the required three (3) commercial validation batches for each of the Products.

8.3                               Royalties.

8.3.1                                   Subject to Sections 8.3.2 and 8.4, below, as additional consideration for the marketing rights granted hereunder, Vertical shall pay to Argent a perpetual royalty payment equal to [***] of annual Net Sales of the Products, whether brand or generic, for the first [***] in annual Net Sales and [***] of annual Net Sales in excess of [***] (the “Actual Royalty Payment”).

8.3.2                                   Subject to Section 8.3.3 below, in the event that the Actual Royalty Payment does not equal [***] (the “Minimum Annual Royalty”) for each twelve (12) month period beginning with the first day of the sixteenth (16th) month following the Approval Date, Vertical shall pay to Argent, in addition to the Actual Royalty Payments made during each such period, the difference between [***] and the aggregate Actual Royalty Payments paid for each such twelve (12) month period (each such payment made pursuant to this Section 8.3.2 shall be referred to as a “Supplemental Royalty Payment”).

8.3.3                                   (a)  The Minimum Annual Royalty outlined in Section 8.3.2 above shall be reduced to [***] for the Products beginning with the Is day of the calendar month immediately following the commercial sale of one or more Generic Equivalent Products in the Territory (as such products are defined in Section 3.2 above). The Minimum Annual Royalty shall be prorated for the then-current twelve (12) month period consistent with the reduction thereof as set forth in this Section 8.3.3(a). (b) If one or more Generic Equivalent Products launched in the Territory are subsequently withdrawn with no other Generic Equivalent Products remaining on the market in the Territory, the Minimum Annual Royalty will increase to [***] for the Products beginning with the 1st day of the calendar month immediately following the withdrawal from commercial sale of the last of the Generic Equivalent Products in the Territory and the Minimum Annual Royalty shall be prorated for the then- current twelve (12) month period consistent with the increase thereof as set forth in this Section 8.3.3(b).

8.3.4                                   In the event that supply of the Products from the Contract Manufacturer ceases or is disrupted for more than one hundred twenty (120) days or in a manner that significantly affects Vertical’s sales of the Products, through no fault of Vertical (whether by act or omission), then Vertical’s obligations under this Agreement shall be suspended (other than the submission of royalty reports and payments under Section 8.4 below) until there is a resumption of supply (or sufficient supply) by the Contract

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Manufacturer or there is a transfer of the manufacturing duties for the Products to an alternate third-party contract manufacturer mutually acceptable to the parties, and Vertical’s other obligations under this Section 8.3 shall be extended for a period of time equal to any period of such suspension.

8.4                               Royalty Reports and Payments Due. The royalty payments described in Section 8.3 hereof shall be paid by Vertical to Argent on a calendar quarter basis as follows:

8.4.1                                   Vertical shall pay each Actual Royalty Payment not later than forty-five (45) days following the close of each calendar quarter during the Term hereof.  For the avoidance of doubt, the first Actual Royalty Payment for the Products will be due and payable not later than forty-five (45) days following the close of the calendar quarter during which the date of first commercial sale for any of the Products to a Customer occurs in the Territory. The first royalty report shall include all Products sold up to, and including, the last day of the calendar quarter for which the royalty report is being given. Each royalty report shall include all written documentation supporting Vertical’s determination of Net Sales upon which the royalty of Section 8.3.1 above has been calculated.

8.4.2                                   In the event that Vertical is obligated to pay Argent a Supplemental Royalty Payment hereunder, then Vertical shall pay the required Supplemental Royalty Payment not later than forty-five (45) days following the close of the twelve (12) month period for which a Minimum Annual Royalty is applicable and owed to Argent hereunder.

8.5                               Acquisition Payment. In the event that Vertical is acquired or merged into anew, non-Affiliated company (for the purposes hereof, such company is hereby arbitrarily named “NEWCO”) within the First Position Commitment Period, NEWCO (and/or Vertical if Vertical remains as a operating entity) shall be responsible for carrying out all of the responsibilities of Vertical as set forth herein, however, NEWCO shall have the option to either (a) adhere to the First Position Commitment requirements as specified herein or (b) opt out of the First Position Commitment by making a one-time payment to Argent according to the schedule outlined in Sections 8.5.1, 8.5.2 or 8.5.3 below, all subject to Section 8.5.4 below.

8.5.1                                   If NEWCO elects to exercise the option outlined in Section 8.5(b) above within the [***] months of the First Position Commitment Period, NEWCO shall make a one-time payment to Argent in the amount of [***].  The exercise of the option in Section 8.5(b), and the payment of the consideration outlined in this Section 8.5.1, shall only relieve NEWCO of the requirements under the First Position Commitment. All

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

other requirements set forth in this Agreement, including, without limitation, the Minimum Promotion Commitment, remain unchanged.

8.5.2                                   If NEWCO elects to exercise the option outlined in Section 8.5(b) above within months [***] to [***] of the First Position Commitment Period, NEWCO shall make a one-time payment to Argent in the amount of [***]. The exercise of the option in Section 8.5(b), and the payment of the consideration outlined in this Section 8.5.2, shall only relieve NEWCO of the requirements under the First Position Commitment. All other requirements set forth in this Agreement, including, without limitation, the Minimum Promotion Commitment, remain unchanged.

8.5.3                                   If NEWCO elects to exercise the option outlined in Section 8.5(b) above within months [***] to [***] of the First Position Commitment Period, NEWCO shall make a one-time payment to Argent in the amount of [***]. The exercise of the option in Section 8.5(b), and the payment of the consideration outlined in this Section 8.5.3, shall only relieve NEWCO of the requirements under the First Position Commitment. All other requirements set forth in this Agreement, including, without limitation, the Minimum Promotion Commitment, remain unchanged.

8.5.4                                   If the First Position Commitment is interrupted for any reason permitted hereunder (e.g., a Product supply interruption as set forth in Section 4.2 below or an event of Force Majeure as set forth in Section 12.11 below) before Vertical has complied therewith in full for the entire First Position Commitment Period, then that obligation as set forth in Section 3.2 above shall be reinstated as soon as possible after such interruption until Vertical has complied in full with such obligation for an aggregate of the [***] of the First Position Commitment Period and the [***] periods thereof as set forth in Sections 8.5.1, 8.5.2 and 8.5.3 above shall be determined not with respect to the initial start date of the First Position Commitment Period, but with respect to the reinstated dates as may be applicable with respect thereto.

8.6                               Sales Activity Reporting. After the date of first commercial sale for the Products by Vertical, Vertical shall make quarterly written reports to Argent within forty- five (45) days after the first day of each January, April, July, and October during the Term hereof and, as of such dates, stating in each such report a) the number, description, and aggregate sales of the Products sold during the preceding three (3) calendar months and upon which amounts are payable as provided in Sections 8.3 and 8.4 above, b) the number of Vertical sales representatives actively assigned to detail the Products to target physicians at the end of the quarterly period, c) the total number of first position details for the Products given to target physicians by Vertical sales representatives during the quarter and d) the total number of details for the Products given to target physicians by Vertical sales

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

representatives during the quarter. The first such report shall include all Products sold and all sales representatives’ activity up to, and including, the last day of the calendar quarter for which the sales report is being given.

8.7                               Accounting and Records. Vertical shall keep complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to Argent under this Agreement. Such books and records shall be kept at Vertical’s principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain, and shall be available for inspection by a representative of Argent, not more than once per calendar year during the Term hereof and during normal business hours of Vertical, for the sole purpose of verifying Vertical’s royalty statements. The representatives of Argent shall be obliged to treat all such books and records as Proprietary Information of Vertical, except as required by law. Any such inspections shall be at the sole expense of Argent, unless a variation or error in excess of [***] of the royalties actually paid is discovered in the course of any such inspection, whereupon all costs relating thereto shall be paid by Vertical, subject to the verification procedure described herein. Vertical shall pay to Argent within thirty (30) days of receiving notice from Argent the full amount of any underpayment, together with interest thereon at the lower of the rate of [***] per month or the maximum rate permitted under applicable law. If Vertical disagrees with the determination by Argent that an underpayment has been made by Vertical, Vertical shall within ten (10) days after receipt of the notice from Argent of the underpayment so inform Argent and the matter shall promptly and in good faith be referred by both parties to a mutually acceptable certified public accountant for an independent verification of which party’s view is correct, which referral shall take place no later than twenty (20) days after the date of Vertical’s notification to Argent that Vertical believes that Argent’s determination is in error. The compensation for such certified public accountant shall be paid by the party whose view is not verified or upheld by the certified public accountant.

8.8                               Interest. Any payment required under this Section 8 that is not received by Argent on the date due shall accrue interest at a rate of [***] per month, or the maximum rate allowed by law, whichever is less.

9.                                      Confidentiality.

9.1                               Non-Disclosure. During the Term hereof and for [***] thereafter, neither party shall disclose to third parties, or use for its benefit or the benefit of any third party, in whole or in part, any Proprietary Information received from the other party, except to the extent required to perform its obligations under this Agreement or comply with the Act or other laws. Each party shall take all reasonable steps to minimize the risk of disclosure of Proprietary Information, including, without limitation:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)                                 ensuring that only its employees, agents and consultants whose duties require them to possess such Proprietary Information have access thereto;

(b)                                 ensuring that such employees, agents and consultants are contractually bound to maintain the confidentiality of such Proprietary Information on terms no less stringent than those of this Agreement; and

(c)                                  exercising at least the same degree of care with respect to Proprietary Information received from another party that it uses for its own Proprietary Information, which degree of care shall be no less than reasonable.

Notwithstanding the provisions related to confidentiality contained within this Agreement, Argent and Vertical acknowledge and agree that the Mutual Nondisclosure Agreement (the “CDA”) executed between the parties with an effective date of April 23, 2007, remains in lull force and effect. Argent and Vertical further agree that, in the event that any term of this Agreement related to confidentiality is inconsistent with the CDA, the provisions in the CDA shall govern.

9.2                               Duties Upon Termination. Except as otherwise permitted under this Agreement, upon request by the disclosing party after expiration or termination of this Agreement, the receiving party shall either return all of such disclosing party’s Proprietary Information (including data, memoranda, drawings and other writings and tapes and all copies thereof) received or prepared by it or destroy the same (with written confirmation thereof from an authorized officer of the destroying party), and, in any event, shall make no further use of such Proprietary Information provided, however, that counsel for the receiving party may keep one (1) copy of the Proprietary Information in a secure location for purposes of ascertaining the receiving party’s obligations pursuant to this Section 9.

9.3                               Use of Proprietary Information. During the Term hereof and thereafter, neither party shall use the other party’s Proprietary Information for any purposes, except to perform its obligations hereunder.

9.4                               Injunctive Relief. Each party acknowledges that the other party might not have an adequate remedy at law for breach of any of the covenants contained in this Section 9, and hereby consents to the other party seeking to enforce the same by means of temporary or permanent injunction issued by any court having jurisdiction thereof and further agrees that the other party shall be entitled to assert any claim it may have for damages resulting from the breach of such covenants in addition to seeking injunctive or other relief.

10.                               Indemnification.

10.1                        Indemnification by Vertical. Subject to Argent’s compliance with its obligations set forth in Section 10.2, below, Vertical shall indemnify, defend and hold Argent

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and its respective shareholders, directors, officers, employees and agents harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys’ fees actually incurred and other costs of defense) attributable to, or arising out of, (a) a breach by Vertical of any of its representations, warranties, covenants or obligations hereunder (including, without limitation, those set forth in Section 12.13 below), (b) any claim, lawsuit or other action by a third party for breach of contract, personal injury, death or property damage to the extent caused by the negligence, fraud or intentional conduct by Vertical in the furtherance of this Agreement, or (c) connected with the use or sale of the Products to the extent directly caused by Vertical’s negligence, fraud, intentional conduct or breach of any of its obligations hereunder concerning the use or sale of the Products.

10.2                        Notice and Assistance. If Argent intends to claim indemnification under Section of this Agreement, Argent shall promptly notify Vertical in writing of any action, claim or other matter in respect of which Argent or any of its respective shareholders, directors, officers, employees and agents intend to claim such indemnification. Argent shall permit, and shall cause its employees and agents to permit, Vertical, at its discretion, to settle any such action, claim or other matter and agrees to the complete control of such defense or settlement by Vertical; provided, however, that such settlement does not adversely affect Argent’s rights hereunder or impose any obligations on Argent in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of Vertical and Vertical shall not be responsible for any legal fees or other costs incurred other than as provided herein. At the expense of Vertical, Argent shall render all assistance reasonably necessary in defending against such claim, suit, or action. Argent shall have the right, at its expense, to retain separate counsel to act in an advisory capacity in connection with any matter involving a claim for indemnity and Vertical will cooperate with such counsel.

10.3                        Indemnification by Argent. Subject to Vertical’s compliance with its obligations set forth in Section 10.4 below, Argent shall indemnify, defend and hold Vertical and its respective shareholders, directors, officers, employees and agents harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys’ fees actually incurred and other costs of defense) attributable to, or arising out of, (a) a breach by Argent of any of its representations, warranties, covenants or obligations hereunder (including, without limitation, those set forth in Section 12.13 below), or (b) any other breach of any of the terms of this Agreement.

10.4                        Notice and Assistance to Argent. If Vertical intends to claim indemnification under Section 10.3 of this Agreement, Vertical shall promptly notify Argent in writing of any action, claim or other matter in respect of which Vertical or any of

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

its respective shareholders, directors, officers, employees and agents intend to claim such indemnification. Vertical shall permit, and shall cause its employees and agents to permit, Argent, at its discretion, to settle any such action, claim or other matter and agrees to the complete control of such defense or settlement by Argent; provided, however, that such settlement does not adversely affect Vertical’s rights hereunder or impose any obligations on Vertical in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of Argent and Argent shall not be responsible for any legal fees or other costs incurred other than as provided herein. At the expense of Argent, Vertical shall render all assistance reasonably necessary in defending against such claim, suit, or action. Vertical shall have the right, at its expense, to retain separate counsel to act in an advisory capacity in connection with any matter involving a claim for indemnity and Argent will cooperate with such counsel.

11.                               Term; Termination.

11.1                        Term. Subject to the provisions of this Section 11, the term of this Agreement and the marketing rights granted herein by Argent to Vertical shall be perpetual (as the word “perpetual” is qualified in Section 3.1 above) (“Term”).

11.2                        Termination for Cause - Argent. Without prejudice to any other rights it may have hereunder or at law or in equity, Argent may terminate this Agreement by written notice to Vertical upon a breach by Vertical of the Supply Agreement that causes the Contract Manufacturer to terminate the Supply Agreement.

11.3                        Termination for Cause - Either Party. Without prejudice to any other rights it may have hereunder or at law or in equity, either party may terminate this Agreement by written notice to the other party upon the occurrence of any of the following:

(a)                                 the other party becomes insolvent, an order for relief is entered against the other party under any bankruptcy or insolvency laws or laws of similar import;

(b)                                 the other party makes an assignment for the benefit of its creditors or a receiver or custodian is appointed for it or its business is placed under attachment, garnishment or other process involving a significant portion of its business; or

(c)                                  after thirty (30) days written notice from the terminating party without cure by the breaching party of any material breach of this Agreement, including a failure to make any payment pursuant to the provisions of Section 8 of this Agreement on a timely basis.

11.4                        Rights and Duties Upon Termination. Upon the termination of this Agreement, all rights granted by Argent to Vertical pursuant to Section 3.1 hereof shall revert to Argent and Argent shall have the right to receive any payments outlined in

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sections 8.1, 8.3 and 8.5 that have accrued as of the date of termination (or thereafter if Vertical sells any remaining inventory of the Products after the date of termination). In addition, in exchange for and in consideration of future payment of the Trademark Royalty described in Section 11.5 below, Vertical shall immediately assign to Argent (or Argent’s designee), on a fully paid-up basis (in the sense that there are no obligations other than payment over time of such Trademark Royalty), all rights in and to any Trademark(s) for the Products. Vertical further agrees to promptly execute any documents necessary to perfect such trademark rights in Argent (or Argent’s designee). In no event shall a termination of this Agreement be deemed a waiver of Argent’s right to receive any payment or other consideration that has accrued as of the date of termination and is owed to Argent by Vertical pursuant to Section 8 above. Sections of this Agreement that relate to confidentiality, indemnification, choice of law and jurisdiction, and dispute resolution, including, without limitation, Sections 9, 10, 11.4, 11.5, 11.6, 12.1 and 12.2, or that otherwise by their nature cannot be accomplished or fulfilled prior to termination or that relate to obligations of the parties accrued prior to termination, shall survive any termination of this Agreement.

11.5                        Trademark Royalty. Argent shall pay Vertical a yearly royalty in the amount of [***] of its Net Sales of the Products in the Territory for the use of any Trademark(s) transferred pursuant Section 11.4 above on any of the Products (“Trademark Royalty”) and this shall be the only compensation, if applicable, that is to be paid by Argent to Vertical (or Optionee as defined in Section 11.6 below) with respect to the Products subsequent to the termination hereof. This obligation shall also apply to the Net Sales by any third party that has obtained rights from Argent to market the Products in the Territory and uses any of such Trademark(s) on any of the Products. For the avoidance of doubt, if such Trademark(s) are not used on the Products by Argent or any such third party, then no Trademark Royalty will be due Vertical hereunder.

11.6                        Acquisition or Merger Termination Option - Vertical. In the event that Vertical is acquired or merged into NEWCO (as that term is defined in Section 8.5 above), NEWCO (and/or Vertical if Vertical remains as a operating entity) (NEWCO and/or Vertical are hereinafter for the purposes of this Section 11.6 referred to individually or collectively as the “Optionee”, unless Vertical is specifically referred to individually) shall have the option, but not the obligation, to return all rights in and to the Products that have been granted to Vertical under Section 3.1 hereof according to the following conditions:

11.6.1                            NEWCO’s right to terminate under this Section 11.6 will only become operative if the prescription sales of the Products, as determined by Wolters Kluwer’s Source Pharmaceutical Monthly Retail Audit, have exceeded [***] for the twelve (12) month period immediately preceding the first day of the month in which NEWCO elects to exercise the option described in this Section 11.6.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.6.2                            If the condition of Section 11.6.1 above is satisfied, and if Optionee elects to exercise its option to terminate this Agreement under the terms of this Section 11.6, and if Optionee confirms to Argent that the Supply Agreement for the Products has been terminated or will be terminated concurrently with the termination of this Agreement, then Argent agrees to allow Optionee to terminate this Agreement upon sixty (60) days written notice from Optionee.

11.6.3                            If Optionee exercises its right to terminate this Agreement under the provisions of this Section 11.6, then upon such termination hereof Argent will have reacquired all of the marketing rights to the Products that it granted to Vertical pursuant hereto, and thus Argent will be free to commercialize the Products in the Territory itself or to enter into one or more new marketing rights agreements with third parties to commercialize the Products in the Territory and Optionee shall have no further residual rights of any kind or nature in and to the Products from that point forward, except the right to receive any Trademark Royalty as may be applicable under Section 11.5 above or the payment for any inventory of unsold Products that is purchased pursuant to Section 11.6.5 below.

11.6.4                            If Optionee exercises its right to terminate this Agreement under the provisions of this Section 11.6, Optionee shall continue to be responsible for any product returns of Products sold by Optionee, any governmental discounts, rebates and chargebacks or other claims that may be related to the Products sold in the Territory by Optionee, including, but not limited to, Product liability claims, for example, pursuant to the indemnifications pertaining thereto as set forth in Section 10 above.

11.6.5                            If Optionee exercises its right to terminate this Agreement under the provisions of this Section 11.6, Argent shall have the right, in Argent’s sole discretion, but not the obligation, to purchase any amount of the inventories of unsold Products owned and held by Optionee. Any such inventory of the Products that Argent may decide to purchase from Optionee shall be sold to Argent at a price not greater than the price paid by Optionee for the Products under the Supply Agreement and shall only be shipped to Argent (or Argent’s designee) as is directed by Argent in writing.

11.6.6                            If Optionee exercises its right to terminate this Agreement under the provisions of this Section 11.6, Optionee agrees to transfer, sell and otherwise convey to Argent (or Argent’s designee) all rights in and to the Trademark(s) for the Products as set forth in Section 11.5 above.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.6.7                            If Optionee exercises its right to terminate this Agreement under the provisions of this Section 11.6, any payment obligation under Section 8 of this Agreement, incurred by Optionee up to, and including, the date of termination hereof, shall be promptly paid as of the date of termination. Failing that, Argent shall have the right, but not the obligation, to invalidate the termination of this Agreement under this Section 11.6. For the avoidance of doubt, Optionee will then remain liable for any royalties as set forth in Section 8 above, including, without limitation, any Minimum Annual Royalty as specified in Sections 8.3.2 and 8.3.3 above. This remedy shall be in addition to any other remedies that Argent may have at law or in equity with respect to the Optionee’s failure to comply with its obligations set forth in this Section 11.6.

12.                               Miscellaneous.

12.1                        Choice of Law; Jurisdiction. This Agreement shall be governed and interpreted, and all rights and obligations of the parties shall be determined, in accordance with the laws of the [***], without regard to its or any other jurisdiction’s conflict of laws rules. All disputes with respect to this Agreement shall be brought and heard either in the [***] state courts or the United States’ federal district court for the [***] located in [***].  The parties to this Agreement each consent to the in personam jurisdiction and venue of such courts. The parties agree that service of process upon them in any such action may be made if delivered in person, by courier service, by facsimile or by first class mail, and shall be deemed effectively given upon receipt.

12.2                        Dispute Resolution.

12.2.1                            Each party shall use commercially reasonable efforts to resolve, in good faith and as soon as practicable, any disputes arising under this Agreement. If a dispute cannot be resolved to the reasonable satisfaction of the parties within ten (10) business days after such dispute arose, either party may elect to have the dispute decided by the representative executive of each party (“Representative Executive”) acting in consultation with each other. Argent’s Representative Executive shall be [***] and Vertical’s Representative Executive shall be [***]. The parties’ Representative Executives shall use commercially reasonable efforts to resolve a dispute referred to them as soon as practicable, but in any event within thirty (30) days of the date such dispute was first referred to them.

12.2.2                            If such Representative Executives cannot resolve such dispute to their mutual satisfaction within thirty (30) days, or such other period of time as mutually agreed upon by such Representative Executives, then the parties may then elect to submit the dispute to mediation. A dispute submitted for mediation shall be administered by a trained mediator

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

selected by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules and Mediation Procedures of the AAA. Such mediation shall be held in [***], at a place therein mutually agreed upon by the parties, within thirty (30) days of the date such dispute was first referred to mediation. The arbitrator may determine how the costs and expenses of the arbitration shall be allocated between the parties. Each party shall bear its own attorney’s fees.

12.2.3                            If a dispute cannot be resolved through mediation, then either party may elect then to submit the dispute to arbitration. A dispute submitted for arbitration shall be administered by the AAA in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof. A party seeking arbitration of a dispute shall give the other party written notice of its desire to submit the dispute to arbitration. Arbitration hereunder shall be conducted by one neutral arbitrator, unknown to either of the parties, selected and appointed by the AAA as a person having experience with and knowledge of the marketing of pharmaceutical products in the Territory and the pharmaceutical industry in the Territory. Such arbitration proceedings will occur in [***], at a place therein mutually agreed upon by the parties. Prior to the commencement of hearings, the arbitrator appointed shall swear to an oath or undertaking of impartiality. The arbitrator may determine how the costs and expenses of the arbitration shall be allocated between the parties, and the prevailing party shall be entitled to an award of reasonable attorney’s fees or shared in an equitable manner if neither party’s view is verified).

12.2.4                            Nothing contained in this Section shall be construed as a waiver by either party of any claims or rights that it may have at law or in equity or prohibit or prevent a party from seeking relief at law or in equity (including, without limitation, injunctive relief). Notwithstanding the foregoing, no proceeding regarding a dispute may be brought in a court of law without first exhausting the Representative Executive dispute resolution procedure set forth in Section 12.2.1, the mediation procedure set forth in Section 12.2.2, and the arbitration procedure set forth in Section 12.2.3, in that order.

12.3                        Notices. All notices, approvals or other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered personally to such party or sent to such party by facsimile transmission (confirmed in writing by other permitted means), air courier or by certified mail, postage prepaid, to the following addresses:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

To Vertical:                                                                                Vertical Pharmaceuticals, Inc.
2400 Main Street Extension, Suite 6
Sayreville, NJ 08872
Attn: President
E-mail:
Fax:

with a copy to:                                                               Andrew Bayne, Esq.
116 Village Boulevard, Suite 200
P.O. Box 3036
Princeton, New Jersey 08540
E-mail:
Fax:

To Argent:                                                                                      Argent Development Group, LLC
P.O. Box 4531
Mountain View, CA 94040
Attn: President
E-mail:
Fax:

with a copy to:                                                               Joseph I. Hirsch, Esq.
4149 Georgia Avenue
Palo Alto, California 94306-3813
E-mail:
Fax:

or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, approval or other communications will be deemed to have been given as of the date so delivered or received as shown by the written records of the sending party.

12.4                        Severability. If any provision of this Agreement shall be found in any jurisdiction to be in violation of public policy or illegal or unenforceable in law or equity, such finding shall in no event invalidate any other provision of this Agreement in that jurisdiction, and this Agreement shall be deemed amended to the minimum extent required to comply with the law of such jurisdiction.

12.5                        Entire Agreement. This Agreement states the entire agreement between the parties hereto about the transactions contemplated hereby and supersedes any and all prior agreements, commitments, negotiations, representations, statements, understandings and writings, and may not be amended or modified except by written instrument duly executed and delivered by both of the parties hereto.

12.6                        No Waiver. The failure of any party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of such provision or of the right of such party thereafter to enforce each and every provision.

12.7                        Assignment. Binding Effect. Vertical may not assign its rights in and to this Agreement to any third party without the prior written consent of Argent, which may be granted or denied in Argent’s sole discretion. Argent may not assign its rights in and to this Agreement to any third party prior to the Approval of the ANDA pertaining to the Products without the prior written consent of Vertical, which may be granted or denied in Vertical’s sole discretion. Following such Approval, Argent may assign its rights in and to this Agreement to any third party, subject to providing thirty (30) days prior written notice to Vertical. Any assignee or transferee of this Agreement and/or the rights or obligations hereunder shall expressly assume in writing all obligations of the assignor/transferor pursuant and/or related to this Agreement.

12.8                        Independent Contractor. Argent and Vertical agree that they are, and shall remain at all times, independent contractors. Neither party shall be the legal agent of the other party for any purpose whatsoever and therefore has no right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or in behalf of the other party, except to the extent specifically authorized in writing by such other party. Neither of the parties hereto shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third party, except to the extent specifically agreed to in writing by the party so to be bound.

12.9                        Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.10                 Counterparts. This Agreement may be executed in two (2) counterparts and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and to which both counterparts, when fully executed by both parties, taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement or either counterpart hereof to account for the other counterpart.

12.11                 Force Majeure. No party shall be deemed to be in default for failure or delay in performance to the extent such causes for default were reasonably unforeseeable or, if foreseeable, reasonably irremediable in spite of diligent efforts to effect a reasonable remedy, and which are caused by act or omission of any governmental authority or of the other party, compliance with new governmental regulations, insurrection, terrorism, riot, embargo, delays or shortages in transportation or inability to obtain necessary materials, and Acts of God or Nature.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.12                 Insurance. Vertical shall at all times maintain insurance, including but not limited to product liability insurance, in commercially reasonable amounts for its respective obligations and potential liabilities hereunder, provided however that Vertical shall at all times maintain a minimum level of insurance of not less than [***] if an occurrence policy or for the Term hereof and any applicable statute of limitations if a claims-made policy. Vertical shall, at the request of Argent, provide such evidence of such insurance as requested, including a certificate of insurance.

12.13                 Mutual Representations and Warranties by Each Party. Each party hereby makes the following representations and warranties:

12.13.1                     that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full authority and power to enter into this Agreement and to carry out the terms and conditions hereof;

12.13.2                     that it has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and is not obligated or required to undertake any further actions to enter into this Agreement;

12.13.3                     that this Agreement has been duly executed by such party and constitutes a valid and legally binding obligation of such party enforceable in accordance with the terms and conditions thereof;

12.13.4                     that it has not entered into any agreement, or made any commitment, or taken any action of failed to take any action that would contravene any provision of this Agreement; and

12.13.5                     that the execution and delivery of this Agreement, and the performance by such party of its obligations hereunder does not conflict with the rights of any third party or breach any obligation owed to any third party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the Effective Date.

ARGENT DEVELOPMENT GROUP, LLC

By:	/s/ Kenneth R. Greathouse
Kenneth R. Greathouse
President

VERTICAL PHARMACEUTICALS, INC.

By:	/s/ David Purdy
David Purdy
Vice President

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

to the Argent-Vertical Tablets Marketing Rights Agreement

This Exhibit A sets forth the allowable deductions from Gross Sales used to arrive at Net Sales, in a charted format, as provided for in Section 1.10 and Section 1.12 of this Agreement. This Exhibit A is intended to more fully clarify the application of the deductions listed in Section 1.12 of this Agreement. Any conflict of interpretation between this Exhibit A and Section 1.10 and/or Section 1.12 of this Agreement shall be controlled by the terms and conditions of Section 1.10 and/or Section 1.12 of this Agreement.

Gross Sales			$	X,XXX,XXX

less:
Freight/Insurance	$	xx,xxx
Discounts/Rebates	$	xx,xxx
Wholesaler Service Fees	$	xx,xxx
Returned Product	$	xx,xxx
Transportation/Sales Taxes	$	xx,xxx
Hospital Chargebacks	$	xx,xxx
GPO/HMO Rebates	$	xx,xxx
Medicaid Rebates	$	xx,xxx
Total Deductions	$	xxx,xxx

Net Sales			$	X,XXX,XXX